UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2021
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	BDR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Debt Financing

As previously disclosed, on April 8, 2020, Blonder Tongue Laboratories, Inc. (the “Company”) entered into a Senior Subordinated Convertible Loan and Security Agreement (the “Original Agreement”) with certain investors (collectively, the “Tranche A Parties”) and the agent under the Original Agreement (the “Agent”). Pursuant to the Original Agreement, the Tranche A Parties agreed to provide the Company with a commitment for a $800,000 term loan facility, all of which has been advanced to the Company (the “Tranche A Loans”). Subject to the further agreement of the Company and the Tranche A Parties, the Original Agreement provides the Company with the ability to obtain up to an additional $600,000 of loans from investors, aggregating a maximum amount of $1,500,000. Interest on the Tranche A Loans under the Original Agreement accrues at 12% per annum and is payable monthly in-kind, by the automatic increase of the principal amount of the loans on each monthly interest payment date, by the amount of the accrued interest payable at that time (“PIK Interest”). The Company, at its option, may pay interest due on the Tranche a Loans in cash on any interest payment date in lieu of PIK Interest. The terms of the Original Agreement provide the Tranche A Parties the option of converting the accreted principal balance of the Tranche A Loans attributable to each of them into shares of the Company’s Common Stock at a conversion price of $0.593. As of January 31, 2021, $800,000 of the Tranche A Loans remains outstanding, an aggregate of $71,985 has been accrued as PIK Interest on these loans (increasing the aggregate principal amount of the Tranche A Loans outstanding to $871,985, and the Tranche A Parties may convert the aggregate amount outstanding into 1,470,464 shares of the Company’s Common Stock.

Also as previously disclosed, on April 24, 2020 the Company entered into the First Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder (the “LSA First Amendment”) with the Tranche A Parties, the Agent and certain other investors (the “Tranche B Parties”). Pursuant to the LSA First Amendment, the Tranche B Parties agreed to provide the Company with a commitment for a $200,000 term loan facility, all of which has been advanced to the Company (the “Tranche B Loans”). As is the case with the Tranche A Loans, interest on the Tranche B Loans accrues at 12% per annum and is payable monthly in-kind, by the automatic increase of the principal amount of the loans on each monthly interest payment date by the amount of the accrued interest payable at that time. The Company, at its option, may pay any interest due on the Tranche B Loans in cash on any interest payment date in lieu of PIK Interest. The Tranche B Parties also have the option of converting the accreted principal balance of the Tranche B Loans attributable to each of them into shares of the Company’s Common Stock at a conversion price of $0.55. As of January 31, 2021, $25,000 of the Tranche B Loans remains outstanding, an aggregate of $2,362 has been accrued as PIK Interest on the outstanding amount (increasing the aggregate principal amount of the Tranche B Loans outstanding to $27,362), and the Tranche B Parties may convert the aggregate amount outstanding into 49,749 shares of the Company’s Common Stock. On or about October 29, 2020, $175,000 of the original principal amount of the Tranche B Loans (plus interest accrued thereon as of the date of conversion) were converted into shares of the Company’s Common Stock.

On January 28, 2021, the Company entered into the Third Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder (the “LSA Third Amendment”) with the Tranche A Parties, the Tranche B Parties (that had not previously converted the loans attributable to each of them into shares of Common Stock), the Agent and certain other investors (the “Tranche C Parties”). Pursuant to the LSA Third Amendment, the parties agreed to increase the aggregate loan limit from $1,500,000 to $1,600,000 and the Tranche C Parties agreed to provide the Company with a commitment for a $600,000 term loan facility, all of which was advanced to the Company on January 29, 2021 (the “Tranche C Loans”). As is the case with the loans provided by the Tranche A Parties and Tranche B Parties, interest on the Tranche C Loans accrues at 12% per annum and is payable monthly in-kind, by the automatic increase of the principal amount of the loans on each monthly interest payment date, by the amount of the accrued interest payable at that time. The Company, at its option, may pay any interest due on the Tranche C Loans in cash on any interest payment date in lieu of PIK Interest. The Tranche C Parties also have the option, following Stockholder Approval (defined below) of converting the accreted principal balance of the Tranche C Loans attributable to each of them into shares of the Company’s Common Stock at a conversion price of $1.00. As of January 31, 2021, $600,000 of the Tranche C Loans remains outstanding, and interest on the Tranche C Loans has accrued in the amount of $395, which interest, will accrete to the Tranche C Loans as PIK Interest on February 1, 2021. Subject to Stockholder Approval, the Tranche C Parties may convert the aggregate amount outstanding into 600,395 shares of the Company’s Common Stock.

The LSA Third Amendment requires that the Company register the resale of the shares issuable upon conversion of the Tranche A Loans, the Tranche B Loans, and the Tranche C Loans under the Securities Act of 1933, as amended (“Securities Act”). The LSA Third Amendment obligates the Company, at its expense, to file a registration statement with the Securities and Exchange Commission (“SEC”) on Form S-3 to register the resale of those shares on or before February 5, 2021 and to use its best efforts to cause the registration statement to be declared effective by the SEC as promptly as possible after its filing. The Company is also obligated to use its best efforts to keep the registration statement continuously effective until the date that all registrable securities covered by the registration statement that are issued or issuable upon the conversion of the accreted principal amount of the Tranche C Loans (i) have been sold thereunder or pursuant to Rule 144 under the Securities Act or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement of Rule 144.

The LSA Third Amendment further obligates the Company to call a special meeting of its stockholders to seek stockholder approval of the issuance of shares of its Common Stock in connection with conversions of loans made by the Tranche C Parties so that the Company may comply with the requirements of Section 713(a) of the NYSE American Company Guide (the “Stockholder Approval”). Until Stockholder Approval has been obtained, the Tranche C Parties are prohibited from converting any of their loans into shares of the Company’s Common Stock.

The foregoing summary of the LSA Third Amendment is not complete and is qualified in its entirety by reference to the full text of the LSA Third Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, the Original Agreement is attached as an exhibit to the Company’s Current Report on Form 8-K, which was filed on April 9, 2020 and the LSA First Amendment is attached as an exhibit to the Company’s Current Report on Form 8-K, which was filed on April 27, 2020. We encourage you to read each of the Original Agreement, the LSA First Amendment and the LSA Third Amendment in its entirety.

Placement Agent Warrant

In connection with the investment by the Tranche C Parties, the Company agreed to issue to an affiliate of the placement agent a fully vested warrant to purchase up to 42,000 shares of the Company’s Common Stock (the “Placement Agent Warrant”). The Placement Agent Warrant has an exercise price of $1.00 per share, a term of five years from January 29, 2021, and becomes exercisable following the receipt of Stockholder Approval. The exercise price and the number of shares of Common Stock issuable upon exercise of the Placement Agent Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. The Placement Agent Warrant also provide the holder with certain “piggyback” registration rights, permitting the holders to request that the Company include the shares issuable pursuant to the Placement Agent Warrant for sale in certain registration statements filed by the Company under the Securities Act.

The foregoing summary of the Placement Agent Warrant is not complete and is qualified in its entirety by reference to the full text of the Form of Placement Agent Warrant, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03. Upon a default under the Senior Subordinated Convertible Loan and Security Agreement, as amended to date, including the non-payment of principal or interest, the obligations of the Company under that agreement may be accelerated and the lenders party thereto may (subject to the Subordination Agreement, dated as of April 8, 2020, between the Company, its subsidiaries R. L. Drake Holdings, LLC and Blonder Tongue Far East, LLC, the Agent and MidCap Business Credit LLC) pursue their rights under the Uniform Commercial Code and any other applicable law or in equity.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the transactions described in Item 1.01 above, which description is incorporated by reference into this Item 3.02, the Company (i) issued the subordinated convertible debt to the Tranche C Parties and (ii) issued the Placement Agent Warrant, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and applicable provisions of state securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

4.2	Form of Placement Agent Common Stock Purchase Warrant.

10.1	Third Amendment to Senior Subordinated Convertible Loan and Security Agreement and Joinder, dated as of January 28, 2021 by and between Blonder Tongue Laboratories, Inc., the parties identified therein as Lenders and the party identified therein as Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:	/s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: February 1, 2021